Exhibit 4.1

SUPPLEMENTAL INDENTURE

Dated as of August 1, 2024

To

Indenture of Mortgage and Deed of Trust

Dated as of May 1, 1921

as Amended and Restated

as of April 7, 2005

THE CONNECTICUT LIGHT AND POWER COMPANY

doing business as EVERSOURCE ENERGY

TO

DEUTSCHE BANK TRUST COMPANY AMERICAS

(f/k/a BANKERS TRUST COMPANY),

Trustee

4.95% First and Refunding Mortgage Bonds, 2024 Series B, due 2034

THE CONNECTICUT LIGHT AND POWER COMPANY

doing business as EVERSOURCE ENERGY

Supplemental Indenture, Dated as of August 1, 2024

SCHEDULE A	-	Form of Bond of 2024 Series B, Form of Trustee’s Certificate
SCHEDULE B	-	Property Subject to the Lien of the Mortgage

i

SUPPLEMENTAL INDENTURE, dated as of August 1, 2024, between THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as Eversource Energy, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a BANKERS TRUST COMPANY), a corporation organized and existing under the laws of the State of New York (hereinafter called “Trustee”).

WHEREAS, the Company heretofore duly executed, acknowledged and delivered to the Trustee a certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, and ninety-three Supplemental Indentures thereto dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1, 1932, July 1, 1935, September 1, 1936, October 20, 1936, December 1, 1936, December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955, January 1, 1958, February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969, January 1, 1970, October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March 1, 1978, September 1, 1980, October 1, 1981, June 30, 1982, October 1, 1982, July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987, October 1, 1987, November 1, 1987, April 1, 1988, November 1, 1988, June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1, 1992, October 1, 1992, July 1, 1993, July 1, 1993, December 1, 1993, February 1, 1994, February 1, 1994, June 1, 1994, October 1, 1994, June 1, 1996, January 1, 1997, May 1, 1997, June 1, 1997, June 1, 1997, May 1, 1998, May 1, 1998, September 1, 2004, September 1, 2004, April 1, 2005, June 1, 2006, March 1, 2007, September 1, 2007, May 1, 2008, February 1, 2009, October 1, 2011, January 1, 2013, April 1, 2014, May 1, 2015, November 1, 2015, March 1, 2017, August 1, 2017, March 1, 2018, March 1, 2019, September 1, 2019, December 1, 2020, June 1, 2021, January 1, 2023, July 1, 2023 and January 1, 2024 (said Indenture of Mortgage and Deed of Trust (i) as heretofore amended, including as amended and restated in its entirety on April 7, 2005, being hereinafter generally called the “Mortgage Indenture,” and (ii) together with said Supplemental Indentures thereto, the “Mortgage”), all of which have been duly recorded as required by law, for the purpose of securing its First and Refunding Mortgage Bonds (of which $4,969,845,000 aggregate principal amount are outstanding at the date of this Supplemental Indenture) in an unlimited amount, issued and to be issued for the purposes and in the manner therein provided, of which Mortgage this Supplemental Indenture is intended to be made a part, as fully as if therein recited at length;

WHEREAS, the Company, by appropriate and sufficient corporate action in conformity with the provisions of the Mortgage, has duly determined to create a further series of bonds under the Mortgage to be designated “4.95% First and Refunding Mortgage Bonds, 2024 Series B, due 2034” (hereinafter generally referred to as the “bonds of 2024 Series B”), to consist of fully registered bonds containing terms and provisions duly fixed and determined by the Board of Directors of the Company and expressed in this Supplemental Indenture, such fully registered bonds and the Trustee’s certificate of its authentication thereof to be substantially in the forms thereof respectively set forth in Schedule A appended hereto and made a part hereof; and

WHEREAS, the execution and delivery of this Supplemental Indenture and the issue of not in excess initially of Three Hundred Million Dollars ($300,000,000) in aggregate principal amount of bonds of 2024 Series B and other necessary actions have been duly authorized by the Board of Directors of the Company; and

WHEREAS, the Company has purchased, constructed or otherwise acquired certain additional property not specifically described in the Mortgage but which is and is intended to be subject to the lien thereof, and proposes specifically to subject such additional property to the lien of the Indenture at this time; and

WHEREAS, the Company proposes to execute and deliver this Supplemental Indenture to provide for the issue of the bonds of 2024 Series B, to subject such additional property to the lien of the Mortgage and to confirm the lien of the Mortgage on the Property referred to below, all as permitted by Sections 401 and 1301(d) and (f) of the Mortgage Indenture; and

WHEREAS, all acts and things necessary to constitute this Supplemental Indenture a valid, binding and legal instrument and to make the bonds of 2024 Series B, when executed by the Company and authenticated by the Trustee, the valid, binding and legal obligations of the Company have been authorized and performed;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE OF MORTGAGE AND DEED OF TRUST WITNESSETH:

That in order to secure the payment of the principal of and interest on all bonds issued and to be issued under the Mortgage, according to their tenor and effect, and according to the terms of the Mortgage and this Supplemental Indenture, and to secure the performance of the covenants and obligations in said bonds and in the Mortgage and this Supplemental Indenture respectively contained, and for the better assuring and confirming unto the Trustee, its successor or successors and its or their assigns, upon the trusts and for the purposes expressed in the Mortgage and this Supplemental Indenture, all and singular the hereditaments, premises, estates and property of the Company thereby conveyed or assigned or intended so to be, or which the Company may thereafter have become bound to convey or assign to the Trustee, as security for said bonds (except such hereditaments, premises, estates and property as shall have been disposed of or released or withdrawn from the lien of the Mortgage and this Supplemental Indenture, in accordance with the provisions thereof and subject to alterations, modifications and changes in said hereditaments, premises, estates and property as permitted under the provisions thereof), the Company, for and in consideration of the premises and the sum of One Dollar ($1.00) to it in hand paid by the Trustee, the receipt whereof is hereby acknowledged, and of other valuable considerations, has granted, bargained, sold, assigned, mortgaged, pledged, transferred, set over, aliened, enfeoffed, released, conveyed and confirmed, and by these presents does grant, bargain, sell, assign, mortgage, pledge, transfer, set over, alien, enfeoff, release, convey and confirm unto said Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee, and its successor or successors in the trusts created by the Mortgage and this Supplemental Indenture, and its and their assigns, all of said hereditaments, premises, estates and property (except and subject as aforesaid), as fully as though described at length herein, including, without limitation of the foregoing, the property, rights and privileges of the Company described or referred to in Schedule B hereto.

Together with all plants, buildings, structures, improvements and machinery located upon said real estate or any portion thereof, and all rights, privileges and easements of every kind and nature appurtenant thereto, and all and singular the tenements, hereditaments and appurtenances belonging to the real estate or any part thereof described or referred to in Schedule B or intended so to be, or in any wise appertaining thereto, and the reversions, remainders, rents, issues and profits thereof, and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Company, of, in and to the same and any and every part thereof, with the appurtenances; except and subject as aforesaid.

TO HAVE AND TO HOLD all and singular the property, rights and privileges hereby granted or mentioned or intended so to be, together with all and singular the reversions, remainders, rents, revenues, income, issues and profits, privileges and appurtenances, now or hereafter belonging or in any way appertaining thereto, unto the Trustee and its successor or successors in the trust created by the Mortgage and this Supplemental Indenture, and its and their assigns, forever, and with like effect as if the above described property, rights and privileges had been specifically described at length in the Mortgage and this Supplemental Indenture.

Subject, however, to Permitted Liens, as defined in the Mortgage Indenture.

IN TRUST, NEVERTHELESS, upon the terms and trusts of the Mortgage and this Supplemental Indenture for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Mortgage and this Supplemental Indenture (and subject to any sinking fund that may heretofore have been or hereafter be created for the benefit of any particular series).

And it is hereby covenanted that all such bonds of 2024 Series B are to be issued, authenticated and delivered, and that the mortgaged premises are to be held by the Trustee, upon and subject to the trusts, covenants, provisions and conditions and for the uses and purposes set forth in the Mortgage and this Supplemental Indenture and upon and subject to the further covenants, provisions and conditions and for the uses and purposes hereinafter set forth, as follows, to wit:

ARTICLE 1.

FORM AND PROVISIONS OF BONDS OF 2024 SERIES B

SECTION 1.01.          Designation; Amount. The bonds of 2024 Series B shall be designated “4.95% First and Refunding Mortgage Bonds, 2024 Series B, due 2034” and shall initially be authenticated in the aggregate principal amount of Three Hundred Million Dollars ($300,000,000). The initial issue of the bonds of 2024 Series B may be effected upon compliance with the applicable provisions of the Mortgage Indenture. Additional bonds of 2024 Series B, without limitation as to amount, having the same terms and conditions as the bonds of 2024 Series B (except for the date of original issuance, the offering price and, if applicable, the initial interest payment date) may also be issued by the Company without the consent of the holders of the bonds of 2024 Series B, pursuant to a separate supplemental indenture related thereto. Such additional bonds of 2024 Series B shall be part of the same series as the bonds of 2024 Series B.

SECTION 1.02.          Form of Bonds of 2024 Series B. The bonds of 2024 Series B shall be issued only in fully registered form without coupons in minimum denominations of Two Thousand Dollars ($2,000) and integral multiples of One Thousand Dollars ($1,000) thereafter.

The bonds of 2024 Series B and the certificate of the Trustee upon said bonds shall be substantially in the forms thereof respectively set forth in Schedule A appended hereto.

SECTION 1.03.          Provisions of Bonds of 2024 Series B; Interest Accrual. The bonds of 2024 Series B shall mature on August 15, 2034, and shall bear interest, including on overdue interest, payable semiannually on February 15 and August 15 of each year, commencing February 15, 2025, at the rate specified in their title, until the Company’s obligation in respect of the principal thereof shall be discharged; and shall be payable both as to principal and interest at the office or agency of the Company in the Borough of Manhattan, New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The interest on the bonds of 2024 Series B, whether in temporary or definitive form, shall be payable without presentation of such bonds; and only to or upon the written order of the registered holders thereof of record at the applicable record date (as hereinafter defined). The bonds of 2024 Series B shall be callable for redemption in whole or in part according to the terms and provisions herein in Article 2.

Each bond of 2024 Series B authenticated in accordance with the terms of this Supplemental Indenture shall be dated as of August 13, 2024 and shall bear interest on the principal amount thereof from the interest payment date next preceding the date of authentication thereof by the Trustee to which interest has been paid on the bonds of 2024 Series B, or if the date of authentication thereof is prior to February 15, 2025, then from August 13, 2024, or if the date of authentication thereof be an interest payment date to which interest is being paid or a date between the record date for any such interest payment date and such interest payment date, then from such interest payment date. Interest on the bonds of 2024 Series B shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any period less than a full month, on the basis of the actual number of days elapsed in such period.

The person in whose name any bond of 2024 Series B is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any registration of transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then such defaulted interest shall be paid to the person in whose name such bond is registered on a subsequent record date for the payment of defaulted interest if one shall have been established as hereinafter provided and otherwise on the date of payment of such defaulted interest. A subsequent record date may be established by the Company by notice mailed to the owners of bonds of 2024 Series B not less than ten (10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term “record date” as used in this Section with respect to any regular interest payment (i.e., February 15 or August 15) shall mean the February 1 or August 1, as the case may be, next preceding such interest payment date, or if such February 1 or August 1 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, New York, New York are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

SECTION 1.04.          Transfer and Exchange of Bonds of 2024 Series B The bonds of 2024 Series B may be surrendered for registration of transfer as provided in Section 305 of the Mortgage Indenture at the office or agency of the Company in the Borough of Manhattan, New York, New York, and may be surrendered at said office for exchange for a like aggregate principal amount of bonds of 2024 Series B of other authorized denominations. Notwithstanding the provisions of Section 305 of the Mortgage Indenture, no charge, except for taxes or other governmental charges, shall be made by the Company for any registration of transfer of bonds of 2024 Series B or for the exchange of any bonds of 2024 Series B for bonds of other authorized denominations.

SECTION 1.05.          Consent to Amendment and Restatement of Mortgage Indenture. Each holder of a bond of 2024 Series B, solely by virtue of its acquisition thereof, including as an owner of a book-entry interest therein, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to the amendment and restatement of the Mortgage Indenture in the form set forth in Schedule C to the Supplemental Indenture dated as of April 1, 2005.

ARTICLE 2.

REDEMPTION OF BONDS OF 2024 SERIES B

SECTION 2.01.          Redemption of Bonds of 2024 Series B. Prior to the Par Call Date, the Company may redeem the bonds of 2024 Series B at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount of the bonds of 2024 Series B to be redeemed and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of 2024 Series B discounted to the redemption date (assuming the bonds of 2024 Series B matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, or

(2) 100% of the principal amount of the bonds of 2024 Series B being redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date the Company may redeem the bonds of 2024 Series B at its option in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds of 2024 Series B being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

SECTION 2.02.          Definitions Applicable to Redemption Provisions. The terms which follow, when used in this Supplemental Indenture, shall have the following meanings:

“Par Call Date” means May 15, 2034 (the date that is three months prior to the maturity date of the bonds of 2024 Series B).

“Treasury Rate” means, with respect to any redemption date, the rate per annum determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility to calculate the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of bonds of 2024 Series B to be redeemed.

In the case of a partial redemption, selection of the bonds of 2024 Series B for redemption will be made by lot or pursuant to the applicable depositary’s procedures. No bonds of a principal amount of $2,000 or less will be redeemed in part. If any bond of 2024 Series B is to be redeemed in part only, the notice of redemption that relates to the bonds of 2024 Series B will state the portion of the principal amount of the bond of 2024 Series B to be redeemed. A new bond of 2024 Series B in a principal amount equal to the unredeemed portion of such bond of 2024 Series B will be issued in the name of the holder of the bond of 2024 Series B upon surrender for cancellation of the original bond of 2024 Series B. For so long as the bonds of 2024 Series B are held by DTC (or another depositary), the redemption of the bonds of 2024 Series B shall be done in accordance with the policies and procedures of the depositary.

On and after the redemption date interest will cease to accrue on the bonds of 2024 Series B or portions thereof called for redemption. Prior to any redemption date, the Company is required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the bonds of 2024 Series B to be redeemed on such date.

Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion or occurrence of a related transaction or event, as the case may be, and any notice of redemption made in connection with a related transaction or event may, at the Company’s discretion, be given prior to the completion or the occurrence thereof. If such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, at the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Company in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed, or that such notice may be rescinded at any time in the Company’s discretion if in its good faith judgment any or all of such conditions will not be satisfied. If any such condition precedent has not been satisfied, the Company shall provide written notice prior to the close of business on the business day immediately prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the bonds of 2024 Series B shall be rescinded or delayed as provided in such notice.

ARTICLE 3.

AMENDMENT OF MORTGAGE INDENTURE

SECTION 3.01.          Amendment to Section 1606 of the Mortgage Indenture. Section 1606 of the Mortgage Indenture is hereby amended by deleting clause (iv) of Section 1606(a) in its entirety and replacing it with the following clause (iv):

“          (iv) an Opinion of Counsel to the effect that the certificates and other instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Mortgage, and that all conditions precedent herein provided for relating to such withdrawal have been complied with.”

SECTION 3.02.          Applicability of Amendment to Mortgage Indenture. Except as provided in Section 3.01 hereof, each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Mortgage Indenture shall apply only to the bonds of 2024 Series B and not to any other Securities under the Mortgage Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with this Supplemental Indenture, the Mortgage Indenture shall remain in full force and effect and is hereby ratified and confirmed.

ARTICLE 4.

MISCELLANEOUS

SECTION 4.01.          Benefits of Supplemental Indenture and Bonds of 2024 Series B. Nothing in this Supplemental Indenture, or in the bonds of 2024 Series B, expressed or implied, is intended to or shall be construed to give to any person or corporation other than the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or of any covenant, condition or provision herein contained. All the covenants, conditions and provisions hereof are and shall be for the sole and exclusive benefit of the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture.

SECTION 4.02.          Effect of Table of Contents and Headings. The table of contents and the description headings of the several Articles and Sections of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

SECTION 4.03.          Counterparts. For the purpose of facilitating the recording hereof, this Supplemental Indenture may be executed in any number of counterparts, each of which shall be and shall be taken to be an original and all collectively but one instrument.

IN WITNESS WHEREOF, The Connecticut Light and Power Company, doing business as Eversource Energy, has caused these presents to be executed by its Assistant Treasurer-Corporate Finance and Cash Management and its corporate seal to be hereunto affixed, duly attested by its Secretary, and Deutsche Bank Trust Company Americas has caused these presents to be executed and its corporate seal to be hereunto affixed by Deutsche Bank National Trust Company, its authorized signatory, by a Vice President and an Assistant Vice President, duly attested by a Vice President, as of the day and year first above written.

[The remainder of this page left blank intentionally; signature pages follow.]

THE CONNECTICUT LIGHT AND
POWER COMPANY doing business as
Attest:	EVERSOURCE ENERGY

/s/ Florence J. Iacono	By:	/s/ Emilie G. O’Neil
Florence J. Iacono		Emilie G. O’Neil
Secretary		Assistant Treasurer-Corporate Finance and Cash Management

(SEAL)		Signed, sealed and delivered in the presence of:

/s/ Sean O’Neil

/s/ Joshua O’Neil

COMMONWEALTH OF MASSACHUSETTS	)
) ss.:
COUNTY OF suffolk	)

On this 23 day of July , 2024, before the undersigned officer, personally appeared Emilie G. O’Neil and Florence J. Iacono who acknowledged themselves to be the Assistant Treasurer–Corporate Finance and Cash Management, and the Secretary, respectively, of THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as EVERSOURCE ENERGY, a Connecticut corporation, and that they, as such Assistant Treasurer-Corporate Finance and Cash Management, and such Secretary, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by themselves as the Assistant Treasurer-Corporate Finance and Cash Management, and the Secretary, and as their free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Paula M. Guerard
Notary Public
My commission expires: December 16, 2027.
(SEAL)

DEUTSCHE BANK TRUST COMPANY
Attest:		AMERICAS f/k/a BANKERS TRUST
COMPANY, TRUSTEE

/s/ Ellen Jean Baptiste		By:	/s/ Chris Niesz
Name:	Ellen Jean Baptiste		Chris Niesz
Title:	Vice President		Vice President

		By:	/s/ Irina Golovashchuk
Irina Golovashchuk
Vice President

(SEAL)			Signed, sealed and delivered in the presence of:

/s/ Brad Lee

/s/ Angel Milanes, Jr.

STATE OF NEW york	)
) ss.:
COUNTY OF new York	)

On this 24 day of July, 2024, before the undersigned officer, personally appeared Chris Niesz and Irina Golovashchuk, acknowledged themselves to be Vice Presidents, as authorized signatory for DEUTSCHE BANK TRUST COMPANY AMERICAS f/k/a BANKERS TRUST COMPANY, a corporation, and that they, as officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Associates, and as their free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Boris Treyger
Notary Public
My commission expires: December 27, 2026.
(SEAL)

SCHEDULE A

[FORM OF BOND OF 2024 SERIES B]

CUSIP No. 207597 ES0

No. 1	$300,000,000

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE MORTGAGE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE MORTGAGE AND HEREIN, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

Unless this Global Security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to The Connecticut Light and Power Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE CONNECTICUT LIGHT AND POWER COMPANY

doing business as EVERSOURCE ENERGY

Incorporated under the Laws of the State of Connecticut

4.95% FIRST AND REFUNDING MORTGAGE BOND, 2024 SERIES B,

DUE 2034

PRINCIPAL DUE AUGUST 15, 2034

FOR VALUE RECEIVED, THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as EVERSOURCE ENERGY, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called the Company), hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Three Hundred Million Dollars ($300,000,000), on August 15, 2034 and to pay interest, including overdue interest, on said sum, semiannually in arrears on February 15 and August 15 of each year, commencing February 15, 2025 until the Company’s obligation with respect to said principal sum shall be discharged, at the rate per annum specified in the title of this bond from the interest payment date next preceding the date of authentication hereof to which interest has been paid on the bonds of this series, or if the date of authentication thereof is prior to February 15, 2025, then from August 13, 2024, or if the date of authentication hereof is an interest payment date to which interest is being paid or a date between the record date for any such interest payment date and such interest payment date, then from such interest payment date. Both principal and interest shall be payable at the office or agency of the Company in the Borough of Manhattan, New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest on the bonds of 2024 Series B shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any period less than a full month, on the basis of the actual number of days elapsed for such period.

Each installment of interest hereon (other than overdue interest) shall be payable to the person who shall be the registered owner of this bond at the close of business on the record date, which shall be the February 1 or August 1, as the case may be, next preceding the interest payment date, or, if such February 1 or August 1 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, New York, New York, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

Reference is hereby made to the further provisions of this bond set forth on the reverse hereof, including without limitation provisions in regard to the call and redemption and the registration of transfer and exchangeability of this bond, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company and hereinafter with its successors as defined in the Mortgage hereinafter referred to, generally called the Trustee), or by such a successor.

IN WITNESS WHEREOF, The Connecticut Light and Power Company, doing business as Eversource Energy, has caused this bond to be executed in its corporate name and on its behalf by its Assistant Treasurer-Corporate Finance and Cash Management by her signature or a facsimile thereof, and its corporate seal to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary.

Dated as of August 13, 2024

THE CONNECTICUT LIGHT AND POWER COMPANY doing business as EVERSOURCE ENERGY

By:
Emilie G. O’Neil
Assistant Treasurer-Corporate Finance and Cash Management

Attest:

Florence J. Iacono
Secretary

[FORM OF TRUSTEE’S CERTIFICATE]

Deutsche Bank Trust Company Americas hereby certifies that this bond is one of the bonds described in the within mentioned Mortgage.

DEUTSCHE BANK TRUST COMPANY AMERICAS f/k/a BANKERS TRUST COMPANY, TRUSTEE

Dated as of August 13, 2024	By:
Name:
		Title:	Authorized Officer

[FORM OF BOND]

[REVERSE]

THE CONNECTICUT LIGHT AND POWER COMPANY

doing business as EVERSOURCE ENERGY

4.95% FIRST AND REFUNDING MORTGAGE BOND, 2024 Series B,

DUE 2034

This bond is one of an issue of bonds of the Company, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as its First and Refunding Mortgage Bonds, all issued or to be issued in one or more series, and is one of a series of said bonds limited in principal amount to Three Hundred Million Dollars ($300,000,000), consisting only of registered bonds without coupons and designated “4.95% First and Refunding Mortgage Bonds, 2024 Series B, due 2034” all of which bonds are issued or are to be issued under, and equally and ratably secured by, a certain Indenture of Mortgage and Deed and Trust dated as of May 1, 1921, and by ninety-three Supplemental Indentures dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1, 1932, July 1, 1935, September 1, 1936, October 20, 1936, December 1, 1936, December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955, January 1, 1958, February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969, January 1, 1970, October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March 1, 1978, September 1, 1980, October 1, 1981, June 30, 1982, October 1, 1982, July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987, October 1, 1987, November 1, 1987, April 1, 1988, November 1, 1988, June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1, 1992, October 1, 1992, July 1, 1993, July 1, 1993, December 1, 1993, February 1, 1994, February 1, 1994, June 1, 1994, October 1, 1994, June 1, 1996, January 1, 1997, May 1, 1997, June 1, 1997, June 1, 1997, May 1, 1998, May 1, 1998, September 1, 2004, September 1, 2004, April 1, 2005, June 1, 2006, March 1, 2007, September 1, 2007, May 1, 2008, February 1, 2009, October 1, 2011, January 1, 2013, April 1, 2014, May 1, 2015, November 1, 2015, March 1, 2017, August 1, 2017, March 1, 2018, March 1, 2019, September 1, 2019, December 1, 2020, June 1, 2021, January 1, 2023, July 1, 2023 and January 1, 2024 (said Indenture of Mortgage and Deed of Trust and Supplemental Indentures being collectively referred to herein as the “Mortgage”), all executed by the Company to Deutsche Bank Trust Company Americas f/k/a Bankers Trust Company, as Trustee, all as provided in the Mortgage to which reference is made for a statement of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds may be issued and are secured; but neither the foregoing reference to the Mortgage nor any provision of this bond or of the Mortgage shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturities herein provided the principal of and interest on this bond as herein provided. The principal of this bond may be declared or may become due on the conditions, in the manner and at the time set forth in the Mortgage, upon the happening of an event of default as in the Mortgage provided. The Mortgage was amended and restated in its entirety on April 7, 2005 in the form set forth in Schedule C to the Supplemental Indenture dated as of April 1, 2005.

This bond is transferable by the registered holder hereof in person or by attorney upon surrender hereof at the office or agency of the Company in the Borough of Manhattan, New York, New York, together with a written instrument of transfer in approved form, signed by the holder, and a new bond or bonds of this series for a like principal amount in authorized denominations will be issued in exchange, all as provided in the Mortgage. Prior to due presentment for registration of transfer of this bond the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

This bond is exchangeable at the option of the registered holder hereof upon surrender hereof, at the office or agency of the Company in the Borough of Manhattan, New York, New York, for an equal principal amount of bonds of this series of other authorized denominations, in the manner and on the terms provided in the Mortgage.

Bonds of this series are to be issued initially under a book-entry only system and, except as hereinafter provided, registered in the name of The Depository Trust Company, New York, New York (“DTC”) or its nominee, which shall be considered to be the holder of all bonds of this series for all purposes of the Mortgage, including, without limitation, payment by the Company of principal of and interest on such bonds of this series and receipt of notices and exercise of rights of holders of such bonds of this series. There shall be a single bond of this series which shall be immobilized in the custody of DTC with the owners of book-entry interests in bonds of this series (“Book-Entry Interests”) having no right to receive bonds of this series in the form of physical securities or certificates. Ownership of Book-Entry Interests shall be shown by book-entry on the system maintained and operated by DTC, its participants (the “Participants”) and certain persons acting through the Participants. Transfers of ownership of Book-Entry Interests are to be made only by DTC and the Participants by that book-entry system, the Company and the Trustee having no responsibility therefor so long as bonds of this series are registered in the name of DTC or its nominee. DTC is to maintain records of positions of Participants in bonds of this series, and the Participants and persons acting through Participants are to maintain records of the purchasers and owners of Book-Entry Interests. If DTC or its nominee determines not to continue to act as a depository for the bonds of this series in connection with a book-entry only system, another depository, if available, may act instead and the single bond of this series will be transferred into the name of such other depository or its nominee, in which case the above provisions will continue to apply to the new depository. If the book-entry only system for bonds of this series is discontinued for any reason, upon surrender and cancellation of the single bond of this series registered in the name of the then depository or its nominee, new registered bonds of this series will be issued in authorized denominations to the holders of Book-Entry Interests in principal amounts coinciding with the amounts of Book-Entry Interests shown on the book-entry system immediately prior to the discontinuance thereof. Neither the Trustee nor the Company shall be responsible for the accuracy of the interests shown on that system.

As provided in the Supplemental Indenture, this bond shall be subject to redemption prior to maturity as follows:

Prior to the Par Call Date, the Company may redeem the bonds of 2024 Series B at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount of the bonds of 2024 Series B to be redeemed and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of 2024 Series B discounted to the redemption date (assuming the bonds of 2024 Series B matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, or

(2) 100% of the principal amount of the bonds of 2024 Series B being redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date the Company may redeem the bonds of 2024 Series B at its option in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds of 2024 Series B being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Par Call Date” means May 15, 2034 (the date that is three months prior to the maturity date of the bonds of 2024 Series B).

“Treasury Rate” means, with respect to any redemption date, the rate per annum determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility to calculate the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of bonds of 2024 Series B to be redeemed.

In the case of a partial redemption, selection of the bonds of 2024 Series B for redemption will be made by lot or pursuant to the applicable depositary’s procedures. No bonds of a principal amount of $2,000 or less will be redeemed in part. If any bond of 2024 Series B is to be redeemed in part only, the notice of redemption that relates to such bond of 2024 Series B will state the portion of the principal amount of the bonds of 2024 Series B to be redeemed. A new bond of 2024 Series B in a principal amount equal to the unredeemed portion of such bond of 2024 Series B will be issued in the name of the holder of the bond of 2024 Series B upon surrender for cancellation of the original bond of 2024 Series B. For so long as the bonds of 2024 Series B are held by DTC (or another depositary), the redemption of the bonds of 2024 Series B shall be done in accordance with the policies and procedures of the depositary.

On and after the redemption date interest will cease to accrue on the bonds of 2024 Series B or portions thereof called for redemption. Prior to any redemption date, the Company is required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the bonds of 2024 Series B to be redeemed on such date.

Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion or occurrence of a related transaction or event, as the case may be, and any notice of redemption made in connection with a related transaction or event may, at the Company’s discretion, be given prior to the completion or the occurrence thereof. If such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, at the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Company in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed, or that such notice may be rescinded at any time in the Company’s discretion if in its good faith judgment any or all of such conditions will not be satisfied. If any such condition precedent has not been satisfied, the Company shall provide written notice prior to the close of business on the business day immediately prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the bonds of 2024 Series B shall be rescinded or delayed as provided in such notice.

If this bond is called for redemption in whole or in part and payment is duly provided as specified in the Indenture, this bond, or the part thereof so called, shall cease to be entitled to the security of the Indenture, and from and after the date fixed in the call for such redemption, interest shall cease to accrue on this bond, or on such part so called; and if less than the whole principal amount hereof shall be called, the registered owner hereof shall, in addition to the sums payable on account of the part called, be entitled, at his option, to receive on surrender hereof one or more bonds of this series, of an aggregate principal amount equal to that part of the principal amount hereof not called and paid, or to present this bond for the notation hereon by the Trustee (or to make such notation in accordance with an agreement for payment of principal filed with the Trustee as provided in this bond) of the payment of the part of the principal amount hereof then called and paid.

The Mortgage provides that the Company and the Trustee, with consent of the holders of not less than 66-2/3% in aggregate principal amount of the bonds at the time outstanding which would be affected by the action proposed to be taken, may by supplemental indenture add any provisions to or change or eliminate any of the provisions of the Mortgage or modify the rights of the holders of the bonds and coupons issued thereunder; provided, however, that without the consent of the holder hereof no such supplemental indenture shall affect the terms of payment of the principal of or interest or premium on this bond, or reduce the aforesaid percentage of the bonds the holders of which are required to consent to such a supplemental indenture, or permit the creation by the Company of any mortgage or pledge or lien in the nature thereof ranking prior to or equal with the lien of the Mortgage or deprive the holder hereof of the lien of the Mortgage on any of the property which is subject to the lien thereof.

As set forth in the Supplemental Indenture establishing the terms and series of the bonds of this series, each holder of a bond of 2024 Series B, solely by virtue of its acquisition thereof, including as an owner of a book-entry interest therein, has and has been deemed to have consented, without the need for any further action or consent by such holder, to the amendment and restatement of the Mortgage in the form set forth in Schedule C appended to the Supplemental Indenture dated as of April 1, 2005.

No recourse shall be had for the payment of the principal of or the interest on this bond, or any part thereof, or for any claim based thereon or otherwise in respect thereof, to any incorporator, or any past, present or future stockholder, officer or director of the Company, either directly or indirectly, by virtue of any statute or by enforcement of any assessment or otherwise, and any and all liability of the said incorporators, stockholders, officers or directors of the Company in respect to this bond is hereby expressly waived and released by every holder hereof.

SCHEDULE B

PROPERTY SUBJECT TO THE LIEN OF THE MORTGAGE

CL&P FEE ACQUISITIONS

(12/29/2023-8/2/2024)

CL&P Fee Acquisitions				Recording Information
Grantor	Street	Town	ST	Date Recorded	Book	Page	Closed
Robert Campbell Davies	189 Riggs Street	Oxford	CT	06/17/24	473	44	06/10/24
Connecticut Light and Power Company purchased the fee simple interest in a +/- 1.76-acre parcel of land with a structure thereon from Robert Campbell Davies for future use by Transmission Engineering. The deed was recorded in the Oxford Land Records on June 17, 2024 at Volume 473, Page 44.

CL&P NON-DISTRIBUTION EASEMENTS

(12/29/2023-8/2/2024)

CL&P Non-Distribution Easements				Recording Information
Grantor	Street	Town	ST	Date Recorded	Book	Page	Closed
DESRI Gravel Pit Land Holdings LLC	Windsorville Rd	East Windsor	CT	01/17/24	456	504	12/18/23
Town of East Haddam	Main Street	E. Haddam	CT	05/14/24	1185	114	02/01/24
Charles R Muscarella Jr	130 Old Colchester Rd	Waterford	CT	03/06/24	1851	5	02/16/24
Justamere Holding Company LLC	5 Peck Lane aka 150 Chestnut Ridge Rd	Bethel	CT	03/13/24	1177	1007	02/27/24
Mary Ellen Corbiere Ext Estate of J Shepard	6 Peck Lane aka 148 Chestnut Ridge Rd	Bethel	CT	03/13/24	1177	1002	02/24/24
Mary Ellen Corbiere Ext Estate of J Shepard	0 Peck Lane aka 148 Chestnut Ridge Rd	Bethel	CT	03/19/24	1178	25	02/24/24
Nancy Epple	4 Peck Lane aka 146 Chestnut Ridge Rd	Bethel	CT	03/13/24	1177	1012	02/24/24
Nancy Epple	144 Chestnut Ridge Rd aka 146 Chestnut Ridge Rd	Bethel	CT	03/19/24	1178	19	02/24/24
Town of Berlin	604 Berlin Tpke	Berlin	CT	06/14/24	825	1124	03/13/24
City of Meriden	800 Westfield Rd	Meriden	CT	04/22/24	5522	801	04/01/24
City of Meriden	1353 North Colony Rd	Meriden	CT	05/24/24	5525	955	04/01/24
Jonathan & Natalie McCoy	378 Reservoir Rd	New Britain	CT	04/23/24	2183	879	04/06/24
Newfield Residential Partners, LLC	534 Newfield Street	Middletown	CT	06/21/24	2099	165	05/03/24
City of New Britain	0 Wigwam Road	Berlin	CT	05/23/24	825	351	05/07/24
City of New Britain	0 Wigwam Road	Berlin	CT	05/23/24	825	362	05/07/24
City of New Britain	0 Wigwam Road	Berlin	CT	05/23/24	825	373	05/07/24
City of New Britain	0 Wigwam Road	Berlin	CT	05/23/24	825	384	05/07/24
City of New Britain	0 Wigwam Road	Berlin	CT	05/23/24	825	395	05/07/24
City of New Britain	0 Wigwam Road	Berlin	CT	05/23/24	825	406	05/07/24
City of New Britain	0 Wigwam Road	Berlin	CT	05/23/24	825	417	05/07/24
City of New Britain	0 Wigwam Road	Berlin	CT	05/23/24	825	428	05/07/24
City of New Britain	0 Wigwam Road	Berlin	CT	05/23/24	825	439	05/07/24
City of New Britain	0 Wigwam Road	Berlin	CT	05/23/24	825	450	05/07/24
City of New Britain	0 Wigwam Road	Berlin	CT	05/23/24	825	461	05/07/24
City of New Britain	0 Wigwam Road	Berlin	CT	05/23/24	825	472	05/07/24
City of New Britain	0 Wigwam Road	Berlin	CT	05/23/24	825	483	05/07/24
City of New Britain	0 Wigwam Road	Berlin	CT	05/23/24	825	494	05/07/24
City of New Britain	0 Wigwam Road	Berlin	CT	05/23/24	825	505	05/07/24
City of New Britain	0 Wigwam Road	Berlin	CT	05/23/24	825	516	05/07/24
City of New Britain	0 Shuttle Meadow Ave	Berlin	CT	05/23/24	825	527	05/03/24

City of New Britain	0 Shuttle Meadow Ave	Berlin	CT	05/23/24	825	538	05/03/24
City of New Britain	0 Shuttle Meadow Ave	Berlin	CT	05/23/24	825	549	05/03/24
City of New Britain	490 Reservoir Road	New Britain	CT	05/23/24	2186	193	05/07/24
City of New Britain	2193 Andrews Street	Southington	CT	05/23/24	1606	543	05/07/24
John & Joanna Majcher	173 Brickyard Rd	Preston	CT	07/18/24	223	1022	05/15/24
Barbara Cohn	77 Main Street	E. Haddam	CT	05/31/24	1186	66	05/15/24
LilyRoseD, LLC	190 Leavenworth Road	Shelton	CT	Pending	TBD	TBD	07/12/24
City of New Britain	Shuttle Meadow Ave. & Wigwam Rd.	Berlin	CT	5/23/24	825	340	05/07/24

CL&P DISTRIBUTION EASEMENTS

(12/29/2023-8/2/2024)

State	Grantor Name	CL&P File No.	Date Recorded	Book/Page	City/Town
CT	Jeffrey S. Muzio, Sr.	E23065	1/8/2024	381/542	Westbrook
CT	BRT DiMarco PTP, LLC	E23079	5/7/2024	1106/131	Portland
CT	61 West Street Associates, LLC	E23081	5/22/24	2097/223	Middletown
CT	ARJI Ellington LLC & ARJI Ellington 2 LLC	E23091	6/18/24	549/968	Ellington
CT	Jarrett M. Kravitz	E23094	5/21/24	556/255	Clinton
CT	Amy Carta	E23097	1/11/24	2089/530	Middletown
CT	Desri Gravel Pit Land Holdings, LLC	E23106	2/1/24	456/862	East Windsor
CT	Stephen R. Cline, Trustee	E23112	4/23/24	356/887	Essex
CT	Nalas 85 Westbrook, LLC	E23112	4/23/24	356/889	Essex
CT	PPF WE 25 Bacon Rd, LLC	E23115	4/19/24	2901/920	Enfield
CT	We Enfield Insdustrial LLC	E23115	4/19/24	2901/923	Enfield
CT	Hartford Hospital	E23118	4/5/24	8235/285	Hartford
CT	Mehak Realty, LLC	E23120	3/13/24	113/698	Chaplin
CT	George C. Field Co. Inc.	E23125	2/14/24	356/51	Essex
CT	Arlele L. Maclure, Timothy D. Maclure, Nicholas Paulovske & Kayla Fortier (reliability)	E23134	1/25/24	1388/826	Windham
CT	Flanders Road Estates, LLC, The Town of East Hampton & Brian Spack	E23137	2/21/24	645/266	East Hampton
CT	River Road I, LLC	E23149	4/12/24	190/302	Lisbon
CT	Vernon 23 (273 Talcottville) LLC	E23150	2/15/24	2848/668	Vernon
CT	Jan Sola Walzer	E23152	1/8/24	2287/568	Madison
CT	Onyx Development Group LLC	E23153	1/10/24	547/102	Ellington
CT	Mikalea Rando (reliability)	E23155	6/13/24	1111/78	East Lyme
CT	Haluch Enterprises, LLC	E23157	4/2/24	387/17	Somers
CT	Dollar Tree Distribution	E23159	3/15/24	1962/848	Windsor
CT	James Hitchew	E23160	1/30/24	1419/545	Killingly
CT	Francis J. Minarik & Leslie E. Minarik	E23161	2/22/24	1056/85	Thompson
CT	N. Silver Brook Holdings, LLC	E23163	3/11/24	701/478	Montville
CT	Newfield Residential Partners, LLC & Newfield Residential, LLC	E23164	5/30/24	2097/881	Middletown
CT	South Main Investors LLC	E23166	5/21/24	2097/110	Middletown
CT	Day Hill Road, LLC	E23167	3/20/24	1962/979	Windsor
CT	184 Club Road, LLC	E23171	2/14/24	1389/204	Windham
CT	Greenscape Development LLC	E23173	1/5/24	458/907	Old Lyme
CT	Robert M. Tabshey & Tami N. Tabshey, Trustees	E23173	1/5/24	458/909	Old Lyme
CT	Town of Lisbon	E23174	5/13/24	190/569	Lisbon
CT	Jeffrey A. Weaver	E23175	2/8/24	724/39	Brooklyn
CT	David H. Carlson a.k.a. David A. Carlson & Helen M. Carlson	E23179	3/8/24	1015/952	Guilford
CT	Neely, LLC	E23188	2/12/24	273/874	Canterbury

CT	Ensign-Bickford Aerospace & Defense Company	E23189	3/20/24	1021/260	Simsbury
CT	HBN-CSC, LLC	E23196	1/31/24	1813/315	Cromwell
CT	OSJ of Brooklyn, LLC	E23198	2/21/24	724/215	Brooklyn
CT	City of Middletown	E23199	3/7/24	2092/595	Middletown
CT	PPF WE 500 North Street LLC	E24005	5/8/24	537/21	Windsor Locks
CT	Dana M. Van Der Swaagh & Patricia R. Van Der Swaagh	E24014	6/11/24	1423/428	Killingly
CT	CT Clinical Services, Inc.	E24016	4/5/24	296/673	Killingworth
CT	138 BPR LLC	E24017	4/9/24	1108/600	East Lyme
CT	343, LLC	E24021	2/29/24	248/489	North Stonington
CT	105 Baker Hollow Road Investors LLC & 205 Baker Hollow Road Investors LLC	E24028	6/12/24	1965/927	Windsor
CT	Evan Hall	E24029	5/9/24	83/345	Scotland
CT	Robert Wilber	E24031	5/16/24	2290/457	Madison
CT	Vernon Development, LLC	E24035	5/2/24	2851/1341	Vernon
CT	Corporate Center West Associates IV, LLC	E24039	4/9/24	5313/823	West Hartford
CT	Bert's Cottages, LLC	E24048	5/23/24	461/366	Old Lyme
CT	Town of Windsor	E24052	5/7/24	1946/729	Windsor
CT	55 Elm Street LLC & 65 Elm HTFD LLC	E24056	4/5/24	8236/31	Hartford
CT	IMS Petroleum, LLC	E24058	6/10/24	194/798	Bolton
CT	Anthony Silvestri	E24061	6/7/24	1186/223	East Haddam
CT	Cherry Lane Homeowners Corporation, Inc.	E24063	6/14/24	2291/107	Madison
CT	J. Russo Custom Home Builders, LLC	E24069	7/2/24	275/876	Marlborough
CT	O'Evergreen LLC	E24072	6/14/24	3055/190	South Windsor
CT	Resync Property Solutions, LLC	E24079	6/4/24	556/542	Clinton
CT	701 TPA Partners, LLC	W22124	2/6/24	826/892	Brookfield
CT	731 Federal Road, LLC	W22124	2/6/24	826/880	Brookfield
CT	Town of Greenwich	W22137	1/19/24	8293/130	Greenwich
CT	Hillcrest Partners, LLC	W22185	4/10/24	9721/165	Norwalk
CT	224 Berlin Turnpike, LLC	W22222	2/27/24	822/908	Berlin
CT	Tarpon Towers II	W23020	2/14/24	4334/39	Westport
CT	Greenstone Investments Inc	W23021	2/29/24	1407/1095	Torrington
CT	Edwin Pesantez & Tatiana Vasquez-Pesantez	W23044	2/6/24	13294/319	Stamford
CT	Irene Dupont Light and Jonathan Thomas Light	W23048	4/24/24	273/35	Salisbury
CT	Dylan P. White	W23050	3/6/24	579/842	New Fairfield
CT	Evan White	W23050	3/6/24	579/840	New Fairfield
CT	Karin Leili Bauer d/b/a Double A. Ranch	W23050	3/6/24	579/838	New Fairfield
CT	First National Joint Venture, LLC	W23066	1/17/24	13286/226	Stamford
CT	TB Norwalk Apartments, LLC	W23070	2/7/24	9701/307	Norwalk
CT	Seabright Properties, LLC	W23071	3/25/24	13313/119	Stamford
CT	Town of Farmington	W23083	4/18/24	1272/552	Farmington
CT	Sugar Hollow Associates, LLC	W23095	3/28/24	2683/656	Danbury
CT	Weselleck, LLC	W23098	2/15/24	13297/296	Stamford
CT	Quantum of Berlin II, LLC	W23100	1/8/24	821/812	Berlin
CT	Aquarion Water Company of Conneticut	W23105	2/26/24	1761/921	Darien
CT	Park Lane Association, Inc.	W23105	2/26/24	1761/923	Darien
CT	ZMA Real Estate, LLC	W23106	2/12/24	2278/152	Bristol
CT	Janet G, Reynolds	W23121	2/16/24	4334/149	Westport
CT	Home Design & Build LLC	W23121	2/16/24	4334/147	Westport

CT	St/ Cecilia - St. Gabriel Parish Corporation	W23122	1/29/24	13291/26	Stamford
CT	Adam E. Perrin and Allison S. Perrin	W23130	3/25/24	350/331	Middlefield
CT	Steiner, Incorporated	W23131	4/8/24	1178/539	Bethel
CT	LaFayette Dev. Co. LLC	W23134	5/28/24	13337/267	Stamford
CT	Alexander Michael and Courtnet Ann Duffy	W23135	2/2/24	1600/490	Southington
CT	Southington West Street, LLC	W23137	1/31/24	1600/242	Southington
CT	122 Wilton Road LLC	W23138	2/21/24	4334/467	Westport
CT	Town of Cheshire	W23143	4/26/24	3220/20	Cheshire
CT	Albany Road - Farmington I, LLC	W23145	4/17/24	1272/471	Farmington
CT	Linden Grove, LLC	W23150	4/15/24	8864/249	Waterbury
CT	Mark Loomis and Stephanie Loomis	W23158	2/29/24	261/184	New Preston
CT	19 Station Road, LLC, Brookfield Village Residential LP and PDM Realty LLC	W23163	1/23/24	826/467	Brookfield
CT	491 Naugatuck, LLC	W23172	3/4/24	1135/837	Naugatuck
CT	1656 Meriden Ave, LLC	W23173	4/16/24	1604/139	Southington
CT	City of New Britain	W23174	3/14/24	2180/725	New Britain
CT	223 Broad Street, LLC	W23179	6/6/24	2286/606	Bristol
CT	Bristol Farms Associates, LLC	W23180	6/6/24	2286/611	Bristol
CT	625 West Avenue Associates LLC	W23182	1/30/24	9699/145	Norwalk
CT	Coccomo Old Brickyard Lane, LLC	W23183	4/29/24	824/479	Berlin
CT	Paul Prior, Jr.	W23184	2/12/24	822/654	Berlin
CT	Three On Whiting Street, LLC	W23190	1/25/24	669/651	Plainville
CT	Brunswick School, Inc.	W23191	3/8/24	8304/240	Stamford
CT	The Gardens LLC	W23195	4/18/24	1272/603	Farmington
CT	Connecticut Camping Center, LLC	W23198	5/29/24	1606/746	Southington
CT	Connecticut Yankee Construction, Inc.	W23199	1/5/24	3207/205	Cheshire
CT	Connecticut Yankee Construction, Inc.	W23199	1/5/24	3207/201	Cheshire
CT	Tritec Americas, LLC	W23200	2/28/24	254/89	Beacon Falls
CT	45 Hurlingham, LLC	W23201	1/16/24	8291/323	Greenwich
CT	785 Post RD E, LLC	W23203	4/18/24	4336/669	Westport
CT	BKLS II, LLC and BKLS, LLC	W23204	3/11/24	1408/561	Torrington
CT	Freedom Property, LLC	W23206	4/9/24	1603/988	Southington
CT	Sturges Properties LLC and Elizabeth A. Holland	W23208	1/16/24	1163/1006	Ridgefield
CT	Brittany West Plaza, LLC	W23210	1/25/24	2177/632	New Britain
CT	Ridge Builders, LLC	W23212	6/25/24	2225/1036	Monroe
CT	RPR & ESR Field Point LLC	W23216	6/3/24	8327/290	Greenwich
CT	52 Pecj Road Associates, LLC, Provence Land Company, LLC and Southington Center School, LLC	W23218	4/22/24	2318/204	Watertown
CT	80 South Road LLC	W23219	5/14/24	1273/442	Farmington
CT	Andrew James Trahair and Nan Kathleen Trahair	W23220	3/26/24	411/697	Litchfield
CT	Pinnacle Land Development, LLC	W24002	3/28/24	3215/208	Cheshire
CT	David Pijnenburg and Sharon Pijnenburg	W24004	4/18/24	1178/856	Bethel
CT	Newport 180 South Washington, LLC	W24006	2/12/24	669/1245	Plainville
CT	Weezy LLC (reliability)	W24007	4/8/24	2182/815	New Britain
CT	Pomeroy Avenue Apartments, LLC	W24008	4/10/24	5521/789	Cheshire
CT	Liberty Investment Corp.	W24009	5/2/24	512/770	Plymouth
CT	346 Heights, LLC	W24011	3/20/24	1762/217	Darien
CT	Housing Authority of the City of Norwalk	W24012	6/3/24	9739/276	Norwalk
CT	205 Monroe Turnpike, LLC	W24013	5/31/24	2225/381	Monroe

CT	Wegmans Food Markets Inc.	W24015	5/14/24	9733/276	Norwalk
CT	Core Development, LLC	W24016	2/27/24	3212/31	Cheshire
CT	Rincoln Holdings LLC	W24017	4/29/24	5523/312	Meriden
CT	Susan A. Redekas (reliability)	W24022	4/24/24	2400/291	Newington
CT	Honeyman Builders, LLC	W24027	2/26/24	822/893	Berlin
CT	Factory Square Associates, LLC	W24029	4/8/24	1603/788	Southington
CT	Brook View Developers, LLC & Matthew Real	W24032	5/21/24	394/498	Burlington
CT	206 SBA Property Owner LLC & 214-216 SBA LLC	W24033	4/17/24	8315/181	Greenwich
CT	70 Clinton Ave LLC	W24034	4/1/24	4335/1106	Westport
CT	The Taft School Corporation	W24042	6/13/24	2323/342	Watertown
CT	The Elim Park Babtist Home Inc.	W24044	5/21/24	3222/318	Cheshire
CT	Victorian Heron LLC	W24046	4/17/24	1178/817	Bethel
CT	SBS Realty LLC	W24047	4/9/24	2399/214	Newington
CT	SIR-96 NORTH, LLC	W24052	5/24/24	4338/135	Westport
CT	Center Square Village, LLC	W24054	7/9/24	2289/308	Bristol
CT	JRD Properties - Prospect, LLC	W24055	5/24/24	927/781	Prospect
CT	Phillips St. Associates LLC	W24057	6/3/24	9739/274	Norwalk
CT	Cheshire Regency LLC	W24060	5/16/24	3222/153	Cheshire
CT	BT 2008 LLC and Unit R 424 BT LLC	W24063	6/20/24	826/95	Berlin
CT	BT 2008 LLC, Unit R 424 BT LLC, 404 BT LLC	W24082	6/20/24	826/91	Berlin
CT	Apex Realty 242, LLC	W24092	5/22/24	3223/34	Cheshire
CT	Daniel S. Charney and Lisa Charney	W24112	6/18/24	8334/213	Greenwich
CT	Town of Southington	W24123	7/3/24	1608/1021	Southington